UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

LANDEC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

0-27446 (Commission file number)	94-3025618 (IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California 94025
(Address of principal executive offices and zip code)

(650) 306-1650
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     (i)     On June 19, 2014, the Board of Directors (the “Board”) of Landec Corporation (the “Company”) approved the performance criteria and structure for cash bonuses that may be awarded to employees of the Company and its subsidiaries, Apio, Inc. (“Apio”) and Lifecore Biomedical, Inc. (“Lifecore”), for the 2015 fiscal year (the “Plan”). Employees of the Company, Apio and Lifecore may earn cash bonuses only if the revenue and controllable net income for fiscal year 2015 for the relevant entity exceeds the specified target for the relevant entity. The aggregate cash bonus amount payable under the Plan is allocated among the participants based upon the base salary of each participant. Bonuses are calculated by multiplying a percentage of each participant’s base salary by the percentage of the performance target that is achieved. The percentage of base salary used to determine each participant’s maximum cash bonus payment ranges from 40% to 100% of base salary for executive officers and from 9% to 40% of base salary for other employees. To receive a cash bonus under the Plan, participants must be employed by the Company, Apio or Lifecore at the end of fiscal year 2015. Bonus payments, if any, will be made in single lump sum cash payments as soon as practicable after the end of the Company’s 2015 fiscal year.

(ii)     On June 19, 2014, the Board approved an increase to Gary Steele’s salary to $500,000 and an increase to Molly Hemmeter’s salary to $345,000, effective May 26, 2014.

(iii)     On June 19, 2014, the Company entered into a new executive employment agreement (the “Employment Agreement”) with Mr. Gary T. Steele, President, Chief Executive Officer and Chariman of the Board of the Company, effective as of May 26, 2014, setting forth the terms of his employment. The Employment Agreement expires on May 29, 2016 unless renewed or extended by both parties, and provides that Mr. Steele will be paid an annual base salary of $500,000 through the term of the Employment Agreement, plus an annual cash incentive award based upon the attainment of pre-determined goals. Mr. Steele will be eligible for grants of equity interests under the Company’s 2013 Stock Incentive Plan at such times and in such amounts as determined by the Compensation Committee of the Board.

The Employment Agreement provides that upon Mr. Steele’s death or disability, the Company shall pay Mr. Steele or his estate his unpaid base salary and the pro rata portion of his annual cash incentive award through the date of termination. If Mr. Steele is terminated without cause or if he terminates his employment for good reason (generally, any relocation of Mr. Steele’s place of employment, reduction in salary, reduction in his target bonus amount or material reduction of his duties or authority), Mr. Steele will receive a severance payment equal to 100% of his annual base salary and a one-year acceleration of his unvested stock options and other equity awards, and the Company will pay or reimburse Mr. Steele for the monthly premiums for Medicare for the remainder of the lives of Mr. Steele and his spouse; provided that this benefit shall cease to be available at such time as Mr. Steele commences receiving substantially equivalent health insurance coverage in connection with new employment. In addition, the Employment Agreement provides that if Mr. Steele is terminated without cause or terminates his employment for good reason within two (2) years following a “change of control,” Mr. Steele will receive a severance payment equal to 150% of his annual base salary and the Company will pay or reimburse Mr. Steele for the monthly premiums for Medicare for the remainder of the lives of Mr. Steele and his spouse; provided that this benefit shall cease to be available at such time as Mr. Steele commences receiving substantially equivalent health insurance coverage in connection with new employment. In the event of a “change of control,” all of Mr. Steele’s unvested stock options and other equity awards shall immediately vest and become exercisable.

The Employment Agreement provides that if Mr. Steele retires, the Company will pay or reimburse Mr. Steele for the monthly premiums for Medicare for the remainder of the lives of Mr. Steele and his spouse; provided that this benefit shall cease to be available at such time as Mr. Steele commences receiving substantially equivalent health insurance coverage in connection with new employment.

Mr. Steele agreed, as part of the Employment Agreement, not to solicit, induce or recruit any employees or consultants of the Company for a period of two years following his termination. In addition, Mr. Steele agreed not to solicit any licensor to or customer of the Company for a period of two years following his termination.

The foregoing description of the Employment Agreement is only a summary and is qualified in its entirety by reference to the Employment Agreement, which is filed as an exhibit hereto.

Item 7.01 Regulation FD Disclosure

On June 19, 2014, the Board adopted an executive compensation clawback policy that provides for the recoupment of executive incentive compensation in the event of certain restatements of the financial results of the Company. Under the policy, in the event of a substantial restatement of the Company's financial results due to material noncompliance with financial reporting requirements, if the Board determines in good faith that any portion of a current or former executive officer's incentive compensation was paid as a result of such noncompliance, then the Company may recover that portion of such compensation that was based on the erroneous financial data. The policy applies to any incentive compensation received within the three-year period prior to date when the Company is required to prepare the accounting restatement but after May 27, 2013.

This information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.40 – Employment Agreement with Gary T. Steele effective May 26, 2014.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDEC CORPORATION Registrant

Date: June 19, 2014	By:	/s/ Gregory S. Skinner

Gregory S. Skinner
Vice President of Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.40	Employment Agreement with Gary T. Steele effective May 26, 2014